Exhibit 8.1

Name of subsidiary	Registered in	Core business	Date control acquired (*)	Interest in voting stock held by the Group at December 31,
				2005	2004	2003
Mechel International Holdings AG (MIH)(1)	Switzerland	Holding and trading	July 1, 1995	100.0%	100.0%	100.0%
Mechel Metal Supply AG (MMS)	Liechtenstein	Trading	Oct 30, 2000	100.0%	100.0%	75.0%
Mechel Trading House (MTH)	Russia	Holding and trading	June 23, 1997	100.0%	100.0%	100.0%
Southern Kuzbass Coal Company (SKCC), including its most significant subsidiaries:	Russia	Holding and trading	Jan 21, 1999	93.7%	96.6%	96.0%
Sibirginsk Open Pit Mine (SOPM)***	Russia	Coal mining	Jan 21, 1999	—	90.4%	86.3%
Krasnogorsk Open Pit Mine (KOPM)	Russia	Coal mining	Jan 21, 1999	88.9%	87.4%	77.7%
Tomusinsk Open Pit Mine (TOPM)	Russia	Coal mining	Jan 21, 1999	74.4%	74.4%	74.2%
Olzherassk Open Pit Mine (OOPM)	Russia	Coal mining	Dec 28, 1999	81.9%	80.6%	78.9%
Tomusinsk Group Processing Plant (TGPP)**	Russia	Coal processing	Dec 31, 2000	—	—	84.4%
Kuzbass Central Processing Plant (KCPP)***	Russia	Coal processing	Dec 31, 2000	—	95.0%	88.4%
Lenin Mine (LM)	Russia	Coal mining	Dec 29, 2001	79.0%	78.5%	53.5%
Usinsk Mine (UM)	Russia	Coal mining	Dec 29, 2001	80.2%	78.6%	53.6%
Siberian Central Processing Plant (SCPP)***	Russia	Coal processing	Dec 22, 2000	—	90.8%	89.6%
Chelyabinsk Metallurgical Plant (CMP)	Russia	Steel products	Dec 27, 2001	93.7%	86.9%	82.6%
Southern Urals Nickel Plant (SUNP)	Russia	Nickel	Dec 27, 2001	79.9%	79.3%	79.3%
Vyartsilya Metal Products Plant (VMPP)	Russia	Steel products	May 24, 2002	93.4%	93.4%	93.4%
Beloretsk Metallurgical Plant (BMP)	Russia	Steel products	June 14, 2002	90.3%	90.2%	80.5%
Mechel Targoviste SA(2)	Romania	Steel products	Aug 28, 2002	83.7%	81.0%	81.0%
Mechel Zeljezara (MZ)	Croatia	Steel products	March 17, 2003	100.0%	100.0%	100.0%
Ural Stampings Plant (USP)	Russia	Steel products	April 24, 2003	93.8%	93.8%	93.8%
Korshunov Mining Plant (KMP)	Russia	Iron ore mining	Oct 16, 2003	85.5%	75.0%	70.3%
Mechel Campia Turzii SA(3)	Romania	Steel products	June 20, 2003	84.9%	81.0%	79.8%
Mechel Nemunas (MN)	Lithuania	Steel products	Oct 15, 2003	100.0%	100.0%	100.0%
Mechel Coal Resources (MCR)	Kazakhstan	Coal processing	Dec 31, 2003	—	100.0%	100.0%
Mechelenergo	Russia	Energy trading	Feb 3, 2004	100.0%	100.0%	—
Port Posiet	Russia	Transportation	Feb 11, 2004	80.0%	80.0%	—
Izhstal	Russia	Steel products	May 14, 2004	87.6%	62.3%	—
Port Kambarka	Russia	Transportation	April 27, 2005	90.4%	—	—
Kaslinsky Architectural Art Casting Plant	Russia	Steel products	April 14, 2004	100.0%	100.0%	—

* Date when a control interest was acquired by either the Group or Controlling Shareholders.

** Merged with SKCC on October 15, 2004

*** Merged with SKCC in October - December, 2005

(1) Formerly - Mechel Trading AG (MT). Renamed on December 20, 2005

(2) Formerly - Combinatul de Oteluri Speciale Targoviste S.A. (COST)

(3) Formerly - Industria Sarmei (IS)